Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Bakers Footwear Group, Inc. (the “Company”) on Form 10-Q for the period ended May 5, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence L. Spanley, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 19, 2007	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Executive Vice President, Chief Financial Officer, Treasurer and Secretary Bakers Footwear Group, Inc.